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                            CERTIFICATE OF FORMATION
                                       OF
                      GREEN TREE LEASE FINANCE 1997-1, LLC


          This Certificate of Formation of Green Tree Lease Finance 1997-1, LLC (the "Company") is executed and filed by the undersigned, as authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (the "Act").

          1.   The name of the Company is Green Tree Lease Finance 1997-1, LLC.

          2. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          4. The only duties of the members of the Company to the Company or to each other in respect of the Company shall be those established in the limited liability company agreement (as that term is defined in the Act), and there shall be no other express or implied duties of the members of the Company to the Company or to each other in respect of the Company.

          5. Each manager of the Company shall owe duties of care and loyalty to the Company and the members of the Company. A manager of the Company shall not be personally liable to the Company or its members for monetary damages for breach of fiduciary duty as a manager except (a) for any breach of the manager's duty of loyalty to the Company or the members; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or (c) for any transaction from which the manager derived an improper personal benefit.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 22nd day of October, 1997.


                                    /s/ Charles F. Sawyer
                                    ---------------------------
                                    Charles F. Sawyer
                                    Authorized Person